UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVMEBER 22, 2006

TRICELL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-50036 (Commission File Number)	88-0504530 (IRS Employer Identification No.)

33 Lawton Place, Congleton, Cheshire, CW12 1RU, United Kingdom
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 011 44 870 753 2360

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 981-6767
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 27, 2006, we issued a press release reporting the results of operations for the three and nine months ended September 30, 2006.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22 2006, the board of directors elected John E. Boyd as a director. There are no understandings or arrangements between Mr. Boyd and any other person pursuant to which Mr. Boyd was selected as a director. Mr. Boyd does not have any family relationship with any director, executive officer or person.

Since August 2006, Mr. Boyd has been engaged in leading the launch of a new business in the digital entertainment field. Mr. Boyd served as president and chief executive officer of EUR Systems, a billings and revenue management company from April 2001 to August 2006. From December 1997 until 2001, Mr. Boyd was president and chief executive officer of Con Edison Solutions, an unregulated energy services company and subsidiary of Consolidated Edison, Inc. For more than 30 years prior to joining Con Edison Solutions, Mr. Boyd was employed by AT&T, serving in his last role as market development vice president for local telecommunications. Mr. Boyd received his B.A. in English from Iona College and his M.S. in advanced management, from Pace University. Mr. Boyd also serves as chairman of the board of advisors of Pace University’s Lubin School of Business. He is also the founding chairman of the Telecommunications Industry Association and a post governor of the Electronic Industries Association.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Press release dated November 27, 2006.
99.2    Press release dated November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tricell Inc.

Date: November 28, 2006	/s/ Neil Pursell
Neil Pursell Chief Financial Officer